Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:
Joe Wilkinson Deltek, Inc. 703.885.9423 josephwilkinson@deltek.com	Patrick Smith Deltek, Inc. 703.885.9062 patricksmith@deltek.com

Deltek Reports Q4 Software License Revenue of $20.8 Million, an 8.4% Increase from Prior Year

Company achieves record total revenue of $86.6 million, up 23.1% from Q4 2009

HERNDON, Va. – February 8, 2011 – Deltek, Inc. (Nasdaq: PROJ), the leading global provider of enterprise software and information solutions for professional services firms, government contractors, and government agencies, today announced financial results for its 4th quarter and year ended December 31, 2010.

Q4 software license revenue was $20.8 million, compared to $19.2 million in the fourth quarter of 2009, an increase of 8.4%. Software license revenues include revenues associated with sales of Deltek applications to new and existing customers.

Subscription revenue, which consists largely of INPUT services subscriptions, was $5.0 million in Q4. Subscription revenue in Q4 reflects an acquisition-related purchase accounting write down of INPUT’s deferred revenue, impacting our revenue in Q4 by approximately $3.4 million.

Maintenance revenue in the fourth quarter was $36.6 million, up from $32.3 million in the fourth quarter of 2009, an increase of 13.2%. Q4 maintenance revenues reflect an acquisition-related purchase accounting write down of Maconomy’s deferred revenue, impacting our revenue in Q4 by approximately $2.2 million. Consulting and other revenue for Q4 was $24.2 million, up 28.5% compared to $18.8 million in Q4 2009.

Total revenue for the fourth quarter of 2010 was $86.6 million, an increase of 23.1% from $70.3 million in 2009. Q4 total revenue reflects the $5.6 million in acquisition-related deferred subscription and maintenance revenue write downs noted above.

Q4 GAAP operating loss was $4.8 million compared to GAAP operating income of $14.1 million in the prior-year period. Our GAAP results include the purchase accounting impacts relating to the Maconomy and INPUT acquisitions, the impact of costs associated with the Maconomy and INPUT acquisitions (comprised of acquisition-related costs, restructuring charges and incremental intangible asset related amortization expense), as well as impairment of certain intangible assets. The total incremental effect of these items was $13.3 million. In addition, GAAP operating income was negatively affected by costs associated with the integration of Maconomy and INPUT, an acceleration of our sales and marketing activities and product-related investments.

Q4 GAAP operating margin was (5.6%), reflecting the acquisition and purchase price impacts described above. The Q4 GAAP margin percentage was reduced by 15 percentage points as a result of the impacts previously outlined. This compares to a GAAP operating margin of 20% in Q4 2009.

Non-GAAP operating income for the fourth quarter was $13.2 million, compared to $18.2 million in Q4 2009. Non-GAAP operating income was negatively affected by the costs associated with the integration of Maconomy and INPUT, an acceleration of our sales and marketing activities and product-related investments referenced above. A reconciliation of non-GAAP to GAAP operating income is included in the exhibits to this press release.

Non-GAAP operating income margin was 14.3% for Q4 2010, compared to 25.9% in Q4 2009. The Q4 non-GAAP operating income margin reflects the incremental activities and costs described above.

Q4 GAAP net loss was $7.6 million, or ($0.12) per diluted share, including the after-tax impact of the impacts described above. This compares with net income of $7.2 million, or $0.11 per diluted share, in the fourth quarter of 2009.

Non-GAAP net income for the fourth quarter of 2010 was $5.6 million, or $0.08 per diluted share, compared to $9.8 million, or $0.15 per diluted share, in Q4 2009.

“Our strong Q4 revenue is a direct result of the synergies we anticipated with the addition of Maconomy and INPUT to our portfolio of products,” said Kevin Parker, president and CEO of Deltek. “During the quarter, we won a number of key deals in new verticals in both Europe and the U.S. as a result of our expanded product set and increased geographic reach. Our results also reflect a strong performance in our government contracting sector with both new and existing customers. Q4 bookings were strong for both products and subscription-based services, and the inclusion of INPUT as well as the expansion of our license portfolio to include subscription pricing significantly increases our recurring revenue stream coming into 2011.

“2010 was a transformational year for Deltek highlighted by our acquisitions of Maconomy and INPUT. We greatly expanded our international presence, entered new vertical markets, broadened our solution portfolio far beyond our enterprise software heritage, and added new revenue streams to our business. The new opportunities, as a result of these acquisitions, are already apparent in our results in Q4. Our competitive position is stronger than ever, we are winning significant deals in the U.S. and Europe, and we are confident in our ability to drive new revenue opportunities this year and beyond.”

Comparison of GAAP and Non GAAP Measurements:

Non-GAAP operating income and margin exclude the pre-tax impact of stock-based compensation, amortization of acquired intangible assets, purchase accounting impacts relating to acquisitions, acquisition-related costs, restructuring charges, impairment of certain intangible assets, and expenses associated with the 2005 recapitalization. Non-GAAP net income excludes the same items on a net-of-tax basis as well as loss on extinguishment of debt.

A reconciliation of GAAP to non-GAAP financial measures is provided in the tables at the end of this press release.

Recent Highlights

•

The SI, a rapidly growing government contractor that recently divested from Lockheed Martin, selected Deltek Costpoint to power its financial and HR operations. As a newly independent company, the SI needed to develop a flexible and agile corporate infrastructure from the ground up. The SI selected Deltek as the cornerstone of its infrastructure because Deltek’s solutions offer broad and deep government contracting capabilities out-of-the-box, leading to fast implementations and a superior return on investment (ROI).

•

Camber Corporation, a fast-growing government contractor and long-time user of Deltek’s Costpoint product suite, successfully reengineered its planning and budgeting processes after implementing Deltek Costpoint Budgeting & Planning. Camber is using the solution to drive greater visibility and accuracy in its budgeting, planning and forecasting processes that is leading to improved cost control and increased profitability.

•

Deltek’s GovWin network was named the Technology Product of the Year by the Tech Council of Maryland (TCM). By combining dynamic industry content from INPUT with cutting-edge teaming capabilities and social media tools, GovWin.com empowers government contractors to find new contracting opportunities, quickly identify potential partners, improve response times to bids, and ultimately drive more revenue. GovWin.com, one of five finalists for the award, was recognized by TCM for its achievement in innovation, ingenuity, reliability, and value.

•

Deltek closed a number of significant deals both in the United States and internationally with its Deltek Maconomy and Deltek People Planner solutions. Key new customers in the United States include BTS USA, a global consulting firm, HLB Tautges Redpath, a public accounting firm, and LBMC, one of the 50 largest public accounting firms in the country. Key international wins include Pragma, a South African physical asset management company, Vasteras, a Swedish municipality, KPF Arkitekter, a Danish architecture firm, Aker Clean Carbon, a global supplier of cost-effective carbon capture plants and technology based in Norway, and SINTEF, the largest independent research group in Scandinavia.

•

Leading Canadian engineering consultancy R.J. Burnside has completed its implementation of Deltek Vision. The 300-person firm is leveraging Deltek Vision to eliminate spreadsheets, drive business intelligence across its organization through customized reports and dashboards, and improve billing cycle times.

•

In November, Deltek completed the extension and expansion of its existing credit facility to further strengthen the company’s financial position and enhance its ability to take advantage of future market opportunities. The company entered into $200 million in term loans and a $30 million revolving credit facility. Under the new credit facility, the Company’s $200 million in term loans will mature in November 2016, which is more than three years after the maturity date for the previous term loans. The new revolving credit facility will expire in November 2015, which is more than two years after the expiration date for the Company’s previous revolving credit facility.

Conference Call Information

Deltek will host a conference call at 5:00 p.m. Eastern Time today to discuss the Company’s fourth quarter and full year results. The dial-in number for the conference call is 1-877-381-6419 in North America and 1-706-643-9496 outside North America. No password is required to join the call. The conference call also can be accessed through the Investor Relations section of Deltek’s website (http://investor.deltek.com). Those unable to participate in the live call may hear a replay through February 15, 2011 by dialing 1-800-642-1687 in North America and 1-706-645-9291 outside North America (passcode: 38708867). The replay also will be available through February 15, 2011 on Deltek’s website.

About Deltek

Deltek (Nasdaq: PROJ) is the leading global provider of enterprise software and information solutions for professional services firms, government contractors, and government agencies. For decades, we have delivered actionable insight that empowers our customers to unlock their business potential. Over 14,000 organizations and 1.8 million users in 80+ countries around the world rely on Deltek to research and identify opportunities, win new business, optimize resources, streamline operations, and deliver profitable projects. Using Deltek, you will Know More and Do More. Find out why at www.deltek.com.

Use of Non-GAAP Financial Measures

This press release and the related conference call described above contain certain non-GAAP financial measures, including non-GAAP net income, non-GAAP operating income and margin and adjusted EBITDA. The Company defines non-GAAP net income as GAAP net income before the net-of-tax impact of stock-based compensation, amortization of acquired intangible assets, purchase accounting impacts relating to acquisitions, acquisition-related costs, loss on extinguishment of debt, restructuring charges, impairment of certain intangible assets, and expenses associated with the 2005 recapitalization. Non-GAAP operating income and margin are defined as GAAP operating income before the pre-tax impact of stock-based compensation, amortization of acquired intangible assets, purchase accounting impacts relating to acquisitions, acquisition-related costs, restructuring charges, impairment of certain intangible assets, and expenses associated with the 2005 recapitalization. Adjusted EBITDA is defined as GAAP net income before interest expenses (net of interest income), provision for income taxes, depreciation, amortization, stock-based compensation, amortization of acquired intangible assets, purchase accounting impacts relating to acquisitions, acquisition-related costs, loss on extinguishment of debt, restructuring charges, impairment of certain intangible assets, and expenses associated with the 2005 recapitalization.

The Company believes that the presentation of these measures provides useful information to its investors and lenders because these measures allow for more accurate comparisons of results from period-to-period, enhance the overall understanding of the Company’s performance and provide greater insight into the prospects for the Company’s ongoing business operations. Moreover, the Company also believes it is appropriate to exclude costs associated with restructuring charges because these charges are excluded from management’s assessment of the Company’s operating performance and are not related to the Company’s ongoing business operations. In addition, the Company excludes the items from EBITDA described above in its calculations to determine compliance with its debt covenants and to assess its ability to borrow additional funds to finance or expand its operations.

The Company believes that by reporting these measures, it provides insight and consistency in its financial reporting and presents a basis for comparison of its business operations between current, past and future periods. In addition, the measures provide a basis for the Company to compare its financial results to those of other comparable publicly traded companies and are used by its management team to plan and forecast its business.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance which are prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures used by other companies. Investors are encouraged to review the reconciliations of our GAAP to non-GAAP net income and adjusted EBITDA, which are set forth below.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements that involve substantial risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control. Our actual results may differ materially from the expectations we describe in our forward-looking statements. Factors or events that could cause our actual results to materially differ may emerge from time to time, and it is not possible for us to accurately predict all of them. Before you invest in our common stock, you should be aware that the occurrence of any such event or of any of the additional events described as risk factors in the Company’s filings with the Securities and Exchange Commission could have a material adverse effect on our business, results of operation and financial position. Any forward-looking statement made by us in this press release or related conference call speaks only as of the date on which we make it. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

DELTEK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
REVENUES:
Software license fees	$20,830	$19,212	$64,787	$58,907
Subscription and recurring revenues	4,995	—	5,259	—
Maintenance and support services	36,598	32,313	135,812	125,545
Consulting services and other revenues	24,184	18,820	74,253	81,369

Total revenues	86,607	70,345	280,111	265,821

COST OF REVENUES:
Cost of software license fees	2,551	1,452	6,234	5,873
Cost of subscription and recurring revenues	3,630	—	4,301	—
Cost of maintenance and support services	6,961	5,701	25,594	22,463
Cost of consulting services and other revenues	21,295	15,703	66,991	70,550

Total cost of revenues	34,437	22,856	103,120	98,886

GROSS PROFIT	52,170	47,489	176,991	166,935

Research and development	16,089	10,988	52,591	43,486
Sales and marketing	24,363	12,216	62,382	44,784
General and administrative	15,887	9,465	50,371	35,494
Restructuring charge	672	766	1,590	3,866

Total operating expenses	57,011	33,435	166,934	127,630

(LOSS) INCOME FROM OPERATIONS	(4,841)	14,054	10,057	39,305
Interest income	22	11	62	46
Interest expense	(2,694)	(2,704)	(10,032)	(7,603)
Other income (expense), net	139	51	(159)	43
Loss on extinguishment of debt	(1,744)	—	(1,744)	—

(LOSS) INCOME BEFORE INCOME TAXES	(9,118)	11,412	(1,816)	31,791
Income tax (benefit) expense	(1,461)	4,178	2,993	10,395

NET (LOSS) INCOME	(7,657)	7,234	(4,809)	21,396

Net loss attributable to noncontrolling interests	17	—	178	—

NET (LOSS) INCOME ATTRIBUTABLE TO DELTEK, INC.	$(7,640)	$7,234	$(4,631)	$21,396

(LOSS) EARNINGS PER SHARE
Basic	$(0.12)	$0.11	$(0.07)	$0.38

Diluted	$(0.12)	$0.11	$(0.07)	$0.37

COMMON SHARES AND EQUIVALENTS OUTSTANDING
Basic weighted average shares	65,078	64,144	64,768	56,778

Diluted weighted average shares	65,078	65,411	64,768	57,596

DELTEK, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	December 31,	December 31,
	2010	2009

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$76,619	$132,636
Accounts receivable, net of allowance of $1,600 and $2,658 at December 31, 2010 and December 31, 2009, respectively	57,632	42,531
Deferred income taxes	4,372	6,014
Prepaid expenses and other current assets	8,799	11,256
Income taxes receivable	2,337	—

TOTAL CURRENT ASSETS	149,759	192,437

PROPERTY AND EQUIPMENT, NET	12,916	11,371
CAPITALIZED SOFTWARE DEVELOPMENT COSTS, NET	265	618
LONG-TERM DEFERRED INCOME TAXES	4,214	6,359
INTANGIBLE ASSETS, NET	69,083	13,748
GOODWILL	150,899	63,910
OTHER ASSETS	4,525	3,165

TOTAL ASSETS	$391,661	$291,608

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$1,659	$44,707
Accounts payable and accrued expenses	46,343	26,740
Accrued liability for redemption of stock in recapitalization	—	317
Deferred revenues	87,142	40,176
Income taxes payable	—	992

TOTAL CURRENT LIABILITIES	135,144	112,932

LONG-TERM DEBT	195,897	134,250
OTHER TAX LIABILITIES	2,553	1,871
OTHER LONG-TERM LIABILITIES	6,389	1,875

TOTAL LIABILITIES	339,983	250,928

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value—authorized, 5,000,000 shares; none issued or outstanding at December 31, 2010 and December 31, 2009, respectively	—	—
Common stock, $0.001 par value—authorized, 200,000,000 shares; issued and outstanding, 68,802,774 and 66,292,415 shares at December 31, 2010 and December 31, 2009, respectively	69	66
Class A common stock, $0.001 par value—authorized, 100 shares; issued and outstanding, 100 shares at December 31, 2010 and December 31, 2009, respectively	—	—
Additional paid-in capital	261,837	249,798
Accumulated deficit	(213,140)	(208,509)
Accumulated other comprehensive income (deficit)	2,912	(675)

TOTAL STOCKHOLDERS’ EQUITY	51,678	40,680

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$391,661	$291,608

DELTEK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Twelve Months Ended December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(4,631)	$21,396
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Noncontrolling interests loss	(178)	—
Provision for doubtful accounts	324	2,267
Depreciation and amortization	15,515	10,547
Amortization of debt issuance costs	1,045	962
Loss on extinguishment of debt	1,744	—
Impairment of assets	1,933	—
Stock-based compensation expense	11,941	8,675
Employee stock purchase plan expense	273	1,896
Restructuring charge, net	537	932
(Gain) loss on disposal of fixed assets	(9)	42
Other noncash activity	(124)	—
Deferred income taxes	(5,719)	(3,556)

Change in assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	(4,115)	3,273
Prepaid expenses and other assets	3,474	(4,154)
Accounts payable and accrued expenses	2,999	(2,846)
Income taxes receivable/payable	(1,923)	1,939
Excess tax benefit from stock awards	(641)	(80)
Other tax liabilities	669	868
Other long-term liabilities	(715)	(824)
Deferred revenues	40,515	18,439

Net Cash Provided by Operating Activities	62,914	59,776

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Maconomy A/S, net of cash acquired	(66,303)	—
Acquisition of INPUT, Inc., net of cash acquired	(59,374)	—
Acquisition of assets of S.I.R.A., Inc., net of cash acquired	(6,109)	—
Acquisition of mySBX, net of cash acquired	—	(5,369)
Purchase of property and equipment	(4,801)	(2,368)
Capitalized software development costs	—	(150)

Net Cash Used in Investing Activities	(136,587)	(7,887)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock in connection with rights offering, net of issuance costs	—	58,228
Proceeds from exercise of stock options	1,129	887
Excess tax benefit from stock awards	641	80
Proceeds from issuance of stock under employee stock purchase plan	791	2,015
Shares withheld for minimum tax withholding on vested restricted stock awards	(1,537)	(123)
Proceeds from issuance of debt	198,000	—
Payments for deferred financing costs	(3,077)	(2,336)
Repayment of debt	(179,483)	(13,858)

Net Cash Provided by Financing Activities	16,464	44,893

IMPACT OF FOREIGN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	1,192	66

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(56,017)	96,848

CASH AND CASH EQUIVALENTS—Beginning of period	132,636	35,788

CASH AND CASH EQUIVALENTS—End of period	$76,619	$132,636

DELTEK, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Net (Loss) Income (GAAP Basis)	$(7,640)	$7,234	$(4,631)	$21,396
Income Tax (Benefit) Expense	(1,461)	4,178	2,993	10,395

Pre-Tax (Loss) Income, Net of Noncontrolling Interests
Loss (GAAP Basis)	$(9,101)	$11,412	$(1,638)	$31,791
Adjustments:
Stock-based Compensation	3,722	2,431	12,214	10,571
Amortization of Acquired Intangibles	4,460	989	9,253	4,480
Net Impact of Acquisition-Related Deferred Revenue before Fair Value Adjustment	5,637	—	8,275	—
Acquisition-Related Costs	2,589	—	8,138	—
Loss on Extinguishment of Debt	1,744	—	1,744	—
Restructuring Charge	672	766	1,590	3,866
Intangibles Impairment	1,471	—	1,471	—
Net Impact of Acquisition-Related Deferred Commissions before Fair Value Adjustment	(482)	—	(482)	—
Recapitalization Retention Expense	—	—	—	152

Adjusted Pre-Tax Income	10,711	15,598	40,565	50,860

Less: Adjusted Income Tax Expense	5,101	5,827	15,725	17,908

Non-GAAP Net Income	$5,611	$9,771	$24,839	$32,952

Non-GAAP Earnings Per Share (diluted)	$0.08	$0.15	$0.38	$0.57

Weighted Average Shares	66,278	65,411	66,042	57,596

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN (DEFICIT) TO NON-GAAP OPERATING INCOME AND OPERATING MARGIN

(in thousands)

(unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2010		2009		2010		2009

Operating (Loss) Income and (Deficit) Margin - GAAP	$(4,841)	-6%	$14,054	20%	$10,057	4%	$39,305	15%
Stock-based Compensation	3,722		2,431		12,214		10,571
Amortization of Acquired Intangibles	4,460		989		9,253		4,480
Net impact of Acquisition-Related Deferred Revenue before Fair Value Adjustment	5,637		—		8,275		—
Acquisition-Related Costs	2,589		—		8,138		—
Restructuring Charge	672		766		1,590		3,866
Intangibles Impairment	1,471		—		1,471		—
Net Impact of Acquisition-Related Deferred Commissions before Fair Value Adjustment	(482)		—		(482)		—
Recapitalization Retention Expense	—		—		—		152

Operating Income and Margin - Non-GAAP	$13,228	14%	$18,240	26%	$50,516	18%	$58,374	22%

Total Revenues	$86,607		$70,345		$280,111		$265,821

Total Revenues (Non-GAAP)	$92,243		$70,345		$288,386		$265,821

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Net (Loss) Income (GAAP Basis)	$(7,640)	$7,234	$(4,631)	$21,396
Stock-based Compensation	3,722	2,431	12,214	10,571
Interest Expense, net	2,672	2,693	9,970	7,557
Net impact of Acquisition-Related Deferred Revenue before Fair Value Adjustment	5,637	—	8,275	—
Acquisition-Related Costs	2,589	—	8,138	—
Income Tax (Benefit) Expense	(1,461)	4,178	2,993	10,395
Loss on Extinguishment of Debt	1,744	—	1,744	—
Restructuring Charge	672	766	1,590	3,866
Intangibles Impairment	1,471	—	1,471	—
Depreciation	1,886	1,304	5,909	5,100
Amortization	4,522	1,197	9,606	5,451
Net Impact of Acquisition-Related Deferred Commissions before Fair Value Adjustment	(482)	—	(482)	—
Recapitalization Retention Expense	—	—	—	152

Adjusted EBITDA	$15,332	$19,803	$56,797	$64,488

REVENUES

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Total Revenues (GAAP)	$86,607	$70,345	$280,111	$265,821
Net impact of Maconomy Acquisition-Related Deferred Revenue before Fair Value Adjustment	2,209	—	4,847	—
Net impact of INPUT Acquisition-Related Deferred Revenue before Fair Value Adjustment	3,428	—	3,428	—

Total Revenues (Non-GAAP)	$92,243	$70,345	$288,386	$265,821

STOCK-BASED COMPENSATION AND RECAPITALIZATION RETENTION EXPENSES

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Cost of Software License Fees	$5	$—	$10	$—
Cost of Subscription and Recurring Revenues	40	—	40	—
Cost of Maintenance and Support Services	284	166	946	679
Cost of Consulting Services and Other Revenues	456	192	1,300	2,059
Research and Development	882	519	2,775	2,399
Sales and Marketing	900	563	2,817	2,069
General and Administrative	1,155	991	4,326	3,517

Total	$3,722	$2,431	$12,214	$10,723

AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Cost of Software License Fees	$1,104	$80	$2,515	$853
Cost of Subscription and Recurring Revenues	764	—	900	—
Cost of Consulting Services and Other Revenues	19	29	78	88
Research and Development	—	—	—	—
Sales and Marketing	2,570	880	5,748	3,497
General and Administrative	3	—	12	42

Total	$4,460	$989	$9,253	$4,480

AMORTIZATION AND DEPRECIATION EXPENSES

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Cost of Software License Fees	$1,170	$290	$2,882	$1,836
Cost of Subscription and Recurring Revenues	774	—	910	—
Cost of Maintenance and Support Services	352	213	1,138	843
Cost of Consulting Services and Other Revenues	353	384	1,447	1,597
Research and Development	392	417	1,334	1,393
Sales and Marketing	2,998	1,071	6,769	4,317
General and Administrative	369	126	1,035	565

Total	$6,408	$2,501	$15,515	$10,551